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Exhibit Two

FORTUNATE TIME INTERNATIONAL LIMITED– CHARTER DOCUMENTS

No. 1133460
編號

CR

COMPANIES ORDINANCE
(CHAPTER 32)
香港法例第32章
公司條例

CERTIFICATE OF INCORPORATION
公司註冊證書

* * *

I hereby certify that
本人謹此證明

FORTUNATE TIME INTERNATIONAL LIMITED
安雅國際有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,
於本日在香港依據公司條例註冊成為

and that this company is limited.
有限公司。

Issued by the undersigned on 17 May 2007 .
本證書於二ＯＯ七年五月十七日簽發。

Miss Nancy O. S. YAU
....
for *Registrar of Companies*
Hong Kong
香港公司註冊處處長
（公司註冊主任 邱愛琛 代行）

表格 2
FORM 2
*《商業登記條例》(第 310 章)
BUSINESS REGISTRATION ORDINANCE (Chapter 310)
《商業登記規例》
BUSINESS REGISTRATION REGULATIONS

正 本
ORIGINAL

副XXXXXXX
DUPLICATEX

商業／分行登記證
Business/BranchRegistration Certificate

業務/法團所用名稱 Name of Business/ Corporation	安雅國際有限公司 FORTUNATE TIME INTERNATIONAL LIMITED
業務/分行名稱 Business/ Branch Name	** **
地 址 Address	7/F KIN ON COMM BLDG 49 JERVOIS ST SHEUNG WAN HK
業務性質 Nature of Business	CORP
法律地位 Status	BODY CORPORATE

生效日期 Date of Commencement	屆滿日期 Date of Expiry	登記證號碼 Certificate No.	登記費及徵費 Fee and Levy
17/05/2007	16/05/2008	38073564-000-05-07-9	$2,600 (登記費 FEE = $2,000) (徵費 LEVY = $ 600)

請注意下列《商業登記條例》的規定 (SEE OVERLEAF FOR ENGLISH VERSION)

第 6(6) 條規定就任何業務發出商業登記證或分行登記證，不得當作隱含以下意思：有關該業務或經營該業務的人或受僱於該業務的僱員的任何法律規定已獲遵從。

第 7(2) 條規定任何經營業務人士，倘在現有商業登記證期滿後未有收到繳款通知書，須於 1 個月內以書面通知稅務局局長。

第 8 條規定凡申請登記表格內所列業務詳情有任何變更時或凡某項業務經已結束，任何經營有關業務的人或任何在結束前經營該項業務的人須於該變更發生時或該項業務結束時起計 1 個月內，以書面通知局長。

第 12 條規定各業務須將其有效的商業登記證或有效的分行登記證於每一營業地點展示。

第 15(1) 條規定對觸犯本條例者可施行的罰則，包括罰款 $5,000 及監禁 1 年。

第 21 條規定須將收取徵費所得的全部款項撥付破產欠薪保障基金。

繳款時請將此商業登記證及繳款通知書完整交出，在付款後，本繳款通知書方成為有效的商業登記證。
PLEASE PRODUCE THIS CERTIFICATE AND DEMAND NOTE INTACT AT TIME OF PAYMENT. THIS DEMAND NOTE WILL ONLY BECOME A VALID BUSINESS REGISTRATION CERTIFICATE UPON PAYMENT.

按印所示登記費及徵費收訖。（請參閱背頁繳款辦法所載內容）
RECEIVED FEE AND LEVY HERE STATED IN PRINTED FIGURES. (Please see payment instructions overleaf.)

I.R.D.B. 101B (5/2006) 07 56837153 680671 CHQ $2,600.00 S
I.R.D.B. 101B (5/2006)